SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2004

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ILLINOIS TOOL WORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-4797	36-1258310
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 West Lake Avenue, Glenview, IL		60026-1215
(Address of Principal Executive Offices)		(Zip Code)

        (Registrant’s telephone number, including area code): 847- 724-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 10, 2004, the Board of Directors of Illinois Tool Works Inc. amended the Illinois Tool Works Inc. 1996 Stock Incentive Plan (the “Plan”) to allow the Compensation Committee of the Board to modify certain restricted stock grants in order to vest the grants at the holder’s retirement, disability or death. Copies of the amendment to the Plan and the forms of restricted stock agreements and stock option terms utilized in granting awards to executive officers are attached as Exhibits 10.1-10.4 of this report and are incorporated herein by reference.

On December 10, 2004, the Board of Directors also amended the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan, as amended and restated as of January 1, 1999 (“1999 ECRIP”), in order to permit participants to continue their deferrals of compensation for periods commencing on and after January 1, 2005. A copy of the amendment to the 1999 ECRIP is attached as Exhibit 10.5 of this report and is incorporated herein by reference. A copy of an earlier amendment is attached as Exhibit 10.6.

As previously disclosed in the Company's previous proxy statements, executive officers receive annual cash bonuses under its Executive Incentive Plan based on predetermined financial and non-financial objectives. The maximum bonus opportunities range from 70% to 200% of base salary. The Chief Executive Officer, Vice Chairmen and certain executive officers can earn half of the maximum bonus opportunity if the Company's net income achieves certain predetermined levels for the particular fiscal year for which the bonuses will be paid. The other half of the maximum bonus opportunity relates to the individual's performance measured against predetermined management goals, for example, succession planning, cost reduction targets, market penetration, acquisition planning and a variety of other objectives specifically related to the individual unit's performance. For the Executive Vice Presidents, one-eighth of the maximum bonus opportunity is based on the Company's net income, three-eighths is based on the operating income of the operating units for which the individual is responsible, and the remaining one-half is based on the individual's performance measured against evaluation factors similar to the Chief Executive Officer's.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Exhibit Description
10.1	Amendment as of December 10, 2004, to the Illinois Tool Works Inc. 1996 Stock Incentive Plan dated February 16, 1996, as amended on December 12, 1997, October 29, 1999, January 3, 2003, March 18, 2003, and January 2, 2004.

10.2	Form of restricted stock agreement (unvested restricted stock forfeited at termination of employment.)

10.3	Form of restricted stock agreement (unvested restricted stock fully vested at retirement, death or disability.)

10.4	Stock option terms.

10.5	Amendment as of December 10, 2004, to the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan, as amended and restated as of January 1, 1999.

10.6	Amendment dated July 17, 2001, to the Illinois Tool Works Inc. Executive Contributory Retirement Income Plan, as amended and restated as of January 1, 1999.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Illinois Tool Works Inc.
Dated: December 15, 2004	/s/ Robert T. Callahan
Robert T. Callahan
Senior Vice President, Human Resources